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                                                                    Exhibit 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

    We consent to the incorporation by reference in this Amendment No. 2 to the Current Report on Form 8-K under the Securities Exchange Act of 1934 of LSI Logic Corporation dated June 15, 2001, as amended, of our report dated January 18, 2001 (March 26, 2001 as to Note 18) and contained in Registration Statement No. 333-58862 of LSI Logic Corporation on Form S-4 under the Securities Act of 1933 insofar as such report relates to the financial statements of C-Cube Microsystems Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

July 16, 2001